Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 to register 682,035 shares of common stock of SurgiCare, Inc. of our report dated March 19, 2003, which is included in the annual report on Form 10-K for the year ended December 31, 2002.

WEINSTEIN SPIRA & COMPANY, P.C.

Houston, Texas

November 10, 2003